SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

      Filed by the Registrant

      Filed by a Party other than the Registrant

      Check the appropriate box:

        Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

        Definitive Proxy Statement

        Definitive Additional Materials

        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Landmark Systems Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

        Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (4)  Date Filed:

LANDMARK SYSTEMS CORPORATION

12700 Sunrise Valley Drive

Reston, Virginia 20191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2001

To our stockholders:

      NOTICE IS HEREBY GIVEN that the 2001 annual meeting of stockholders of Landmark Systems Corporation will be held at the principal executive offices of Landmark Systems Corporation, located at 12700 Sunrise Valley Drive, Reston, Virginia 20191, on Wednesday May 9, 2001, at 3:30 p.m. Eastern Time, for the following purposes:

1. to elect eight directors of the Company for terms expiring at the 2002 annual meeting of stockholders;

2. to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the Company’s fiscal year ending December 31, 2001; and

3. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on March 30, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

FREDERICK S. ROLANDI, III
Secretary

Dated: April 9, 2001

      YOUR VOTE IS VERY IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

LANDMARK SYSTEMS CORPORATION

12700 Sunrise Valley Drive

Reston, Virginia 20191

ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2001

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Landmark Systems Corporation (the “Company”) for use at the 2001 annual meeting of stockholders to be held at the principal executive offices of the Company, located at 12700 Sunrise Valley Drive, Reston, Virginia, 20191, on Wednesday May 9, 2001, at 3:30 p.m., Eastern Time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

      The Company is mailing its annual report for the fiscal year ended December 31, 2000, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

      The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

      This proxy statement and the enclosed proxy are first being mailed to the Company’s stockholders on or about April 9, 2001.

Voting and Revocability of Proxies

      A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted “FOR” the election of the eight director nominees named in the proxy, and “FOR” the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2001. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

      A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Landmark Systems Corporation, 12700 Sunrise Valley Drive, Reston, Virginia, 20191, Attention: Corporate Secretary.

Voting Procedure

      All holders of record of the Common Stock of the Company at the close of business on March 30, 2001 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 30, 2001 there were 12,390,164 shares of Common Stock outstanding.

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

SECURITY OWNERSHIP

      The following table sets forth, as of March 30, 2001, information regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee to the Board of Directors, (iii) each of the executive officers of the Company named in the Summary Compensation Table under “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person identified in the following table has sole voting and investment power with respect to the shares shown. The number of shares of Common Stock outstanding as of March 30, 2001 was 12,390,164. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any reason other than compliance with Securities and Exchange Commission (the “SEC”) reporting requirements.

		Percentage of
	Shares of	Outstanding
	Common Stock	Shares
Name of Beneficial Owner(1)	Beneficially Owned	Beneficially Owned

Patrick H. McGettigan(2)	3,547,500	28.6%

Katherine K. Clark(3)	2,162,661	17.4

T. Eugene Blanchard(3)	40,500	*

James R. Bowerman(3)	18,750	*

Dennis J. Bowman(3)	7,500	*

Daniel C. Carayiannis(3)	48,162	*

James P. Donehey(3)	8,000	*

Patrick W. Gross(3)	37,650	*

Marie C. Johns	0	*

Bruce E. Lovett(3)	31,250	*

Frederick S. Rolandi, III(3)	45,750	*

Sudhakar V. Shenoy(3)	13,500	*

All directors and executive officers as a group (14 persons)(3)	6,001,673	47.2

Brown Capital Management, Inc.(4)	2,049,650	16.5

Wellington Management Company, LLP(5)	1,002,400	8.1

*	Represents holdings of less than 1%.

(1)	Unless otherwise specified in the footnotes to this table, the address of each person set forth in the above table is 12700 Sunrise Valley Drive, Reston, Virginia, 20191.

(2)	Includes 34,000 shares held by The Patrick H. McGettigan Foundation, of which Mr. McGettigan and his two adult children are the trustees. The trustees of this foundation share voting power.

(3)	Includes shares which may be acquired within 60 days of March 30, 2001 pursuant to outstanding options by the person or persons listed, as follows: Ms. Clark, 45,000; Mr. Blanchard, 37,500; Mr. Bowerman, 18,750; Mr. Bowman, 7,500, Mr. Carayiannis, 43,750; Mr. Donehey, 6,000; Mr. Gross, 37,500; Mr. Lovett, 31,250; Mr. Rolandi, 43,750; Mr. Shenoy, 13,500; all directors and officers as a group, 324,750.

(4)	Stock ownership is based on a Schedule 13G filed on February 15, 2001. Brown Capital Management, Inc. is an Investment Advisor registered under Section 203 of the Investment Company Act of 1940. The address of Brown Capital Management, Inc. is 1201 North Calvert Street, Baltimore, MD, 21201.

(5)	Stock ownership is based on a Schedule 13G filed on February 12, 2001. Wellington Management Company, LLP is an Investment Advisor registered under Section 203 of the Investment Company Act of 1940. Wellington Management Company, LLP is also a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. The address of Wellington Management Company, LLP is 75 State Street, 19th Floor, Boston, MA, 02109-1809.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees for Election as Directors

      The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors (the “Board”) is to be elected at the annual meeting of the stockholders. The number of directors of the Board is currently seven.

      If elected, the director nominees will serve a one-year term to expire at the 2002 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The seven incumbent directors standing for election to the Board are Patrick H. McGettigan, Katherine K. Clark, T. Eugene Blanchard, Dennis J. Bowman, James P. Donehey, Patrick W. Gross, and Sudhakar V. Shenoy. Marie C. Johns has also been nominated to be a director.

      Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

      Biographical information concerning each of the nominees is presented on the following pages.

Nominees for Election for 2001 Term

		Director
Name	Age	Since

Patrick H. McGettigan	59	1982

Katherine K. Clark	44	1983

T. Eugene Blanchard	70	1997

Dennis J. Bowman	47	1999

James P. Donehey	52	2000

Patrick W. Gross	56	1997

Marie C. Johns	49	N/A

Sudhakar V. Shenoy	53	1999

      Patrick H. McGettigan, a co-founder of the Company, has served as Chairman of the Board of Directors since 1982. Mr. McGettigan is the author of the Company’s initial product, The Monitor for CICS. Mr. McGettigan served as President of the Company from 1982 to 1989 and as Chief Executive Officer from 1982 to 1994. Prior to founding the Company, Mr. McGettigan held a variety of technical and systems programming positions over a 17-year career at Blue Cross and Blue Shield of the National Capital Area.

      Katherine K. Clark, a co-founder of the Company, has headed product development, technical support, finance and human resources at various times over the Company’s history, has been a director of the Company since 1983 and from November 1993 to September 1997 was President of the Company. In 1994, Ms. Clark assumed her current role as Chief Executive Officer of the Company and was re-appointed President in November 1999. She is responsible for day-to-day operations as well as for the long-term strategic direction of the Company.

      T.  Eugene Blanchard has been associated with the Company as a member of the Company’s Advisory Board since 1993 and was elected to the Board in March 1997. (The Advisory Board was terminated in October 1997.) Mr. Blanchard serves as Chairman of the Company’s Audit Committee. From 1979 to

February 1997, Mr. Blanchard served as Senior Vice President, Chief Financial Officer and a director of DynCorp, a provider of technical and professional services to government agencies and the airline industry. Mr. Blanchard continues to serve as a director of DynCorp.

      Dennis J. Bowman is the Senior Vice President and Chief Information Officer of Circuit City Stores, specialty retailing. He was elected to serve as a director effective June 4, 1999. Mr. Bowman, who has served in senior-level management positions with other retail organizations, is an honors graduate of the Harvard School of Business Administration.

      James P. Donehey is the Senior Vice President and Chief Information Officer of Capital One Financial Corporation, an information based marketing company, where he has been employed since 1994. In 1987 Mr. Donehey began with the investment banking firm of Goldman Sachs, as Vice President/ Regional Office Administrative Manager and then served as Executive Director/ Firmwide Systems – Europe. From 1984 to 1987 he was Vice President/ Management Systems at Duff & Phelps Incorporated, an investment research and financial services firm. Prior to that Mr. Donehey held various management positions with A. B. Dick Company.

      Patrick W. Gross has been associated with the Company as a member of the Advisory Board since 1993 and was elected to the Board in March 1997. Mr. Gross serves as Chairman of the Company’s Compensation Committee. Mr. Gross is a founder of American Management Systems, Inc. (“AMS”), an international business and information technology consulting firm, and has served as a principal executive officer and a director of AMS since its founding in 1970. Mr. Gross is currently Chairman of the Executive Committee of AMS, and also serves as a director of Capital One Financial Corporation and Computer Network Technology Corporation.

      Marie C. Johns is President, Verizon Washington, DC. Marie began her telecommunications career at Indiana Bell and joined Bell Atlantic in 1985. She earned her Bachelor of Science and Master of Public Administration degrees from Indiana University, and has completed graduate management studies at Harvard University’s John F. Kennedy School of Government and the Darden Graduate School of Business Administration at the University of Virginia.

      Sudhakar V. Shenoy was elected to serve as a director of the Company effective April 1, 1999. He has served as Chairman and Chief Executive Officer of Information Management Consultants, Inc., a private systems and software development firm, since 1981.

Board of Directors and Committees of the Board

      The Board held twelve meetings during the Company’s 2000 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served). In addition, during 2000 the Board took action once by unanimous written consent.

      The Board has a standing Audit Committee and a standing Compensation Committee. The Board has no standing nominating committee or other committee performing a similar function.

      The Audit Committee, which met four times during 2000, consists of Messrs. Blanchard, Donehey and Shenoy. The Committee is responsible for recommending to the full Board the selection of the Company’s independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company’s internal accounting controls and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The Board adopted and approved a charter for the Audit Committee in 2000, a copy of which is attached hereto as Appendix A. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards.

      The Compensation Committee, which met two times in 2000, consists of Messrs. Blanchard, Bowman, and Gross. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company’s stock option and stock purchase plans as they relate to, the Company’s elected officers. The salary, bonus and other compensation for Ms. Clark is subject to ratification by the Board.

      Each director, other than those who are employees of the Company, receives from the Company $12,000 per year, payable ratably on a quarterly basis; and $4,000 per year for serving as the chairperson of a Board committee, payable ratably on a quarterly basis. Directors who are not employees of the Company are not eligible to participate in any of the Company’s stock incentive or stock purchase plans other than the 1996 Advisory Board and Directors Stock Incentive Plan (the “Board Plan”). Under the Board Plan, nonqualified stock options are granted to members of the Board who are not employees of the Company (each, a “designee”). Designees as of the effective date of the Board Plan received a nonqualified stock option to purchase the greater of 6,000 shares of Common Stock or the difference between 24,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such designee by the Company. As of the date of each annual stockholders meeting, each designee who has not previously received a grant during the calendar year receives a nonqualified stock option to purchase 6,000 shares of Common Stock. The exercise price of each option is set at the fair market value of the Company’s Common Stock on the date of grant. The options vest over a four-year period.

      In May 2000, the Company granted options to purchase 6,000 shares of Common Stock to each of Messrs. Blanchard, Bowman, Gross, and Shenoy pursuant to the Board Plan. James P. Donehey was awarded 24,000 options upon his initial election to the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers and one additional individual who would have been one of the four most highly compensated executives had he been employed with the Company at December 31, 2000 (the “Named Executive Officers”) for fiscal years 1998, 1999 and 2000.

Summary Compensation Table

						Long-Term
						Compensation
						Awards
	Annual Compensation
						Number of
					Other Annual	Securities	All Other
Name and		Salary	Bonus		Compensation	Underlying	Compensation
Principal Position	Year	($)	($)		($)	Options (#)	($)

Katherine K. Clark (1)	2000	$300,000	$25,000		—	—	—
President and Chief	1999	$246,746	$37,500		—	30,000	$1,185,928	(2)
Executive Officer	1998	$230,833	$52,500		—	10,000	—

John D. Hunter(3)	2000	$220,000	$10,000		—	—	—
Vice President, Business	1999	$210,000	$45,417		—	65,000	$848,521	(4)
Development	1998	$200,000	$35,833		—	10,000	—

Frederick S. Rolandi, III	2000	$170,000	$10,000		—	—	—
Vice President and Chief	1999	$150,000	$24,402		—	45,000	—
Financial Officer	1998	$25,000	—		—	65,000	—

Daniel C. Carayiannis	2000	$130,000	$79,694	(5)	—	—	$2,270	(6)
Vice President, Worldwide	1999	$120,000	$111,543	(5)	—	50,000	$2,108	(6)
Sales	1998	$26,848	$15,554		—	60,000	—

Bruce E. Lovett	2000	$150,000	$4,250		—	—	—
Vice President, Marketing	1999	$9,000	$6,250		—	90,000	—
	1998	—	—		—	—	—

James R. Bowerman	2000	$140,561	—		—	75,000	—
Vice President, Research	1999	—	—		—	—	—
and Development	1998	—	—		—	—	—

(1)	Ms. Clark served as President from November 1993 to September 1997 and since November 1999.

(2)	Represents the amount recognized as taxable income in connection with the exercise of non-qualified stock options equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(3)	Mr. Hunter separated from the Company in December 2000.

(4)	Represents the amount recognized as taxable income to Mr. Hunter, in connection with the exercise of non-qualified stock options in 1997, equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(5)	Includes sales commissions in 2000 and 1999 of $74,694 and $100,643.

(6)	Represents the cost of a sales incentive award.

Stock Option Grants in Fiscal Year 2000

      The following table sets forth information concerning all stock options granted during 2000 to the Named Executive Officers.

Option Grants in Fiscal Year 2000

Potential Realizable
	Individual Grants				Value at Assumed
Annual Rate of Stock
	Number of	% of Total			Price Appreciation for
	Securities	Options			Option Term
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration	5%	10%
Name	Granted	in 2000(1)	($/Sh)	Date	($)	($)

Katherine K. Clark	—	—	—	—	—	—
President and Chief Executive Officer

John D. Hunter	—	—	—	—	—	—
Vice President, Business
Development

Frederick S. Rolandi, III	—	—	—	—	—	—
Vice President and Chief Financial Officer

Daniel C. Carayiannis	—	—	—	—	—	—
Vice President, Worldwide Sales

Bruce E. Lovett	—	—	—	—	—	—
Vice President, Marketing

James R. Bowerman	75,000	17.96	$5.50	04/19/10	$259,419	$657,419
Vice President, Research
and Development

(1)	Based on an aggregate of 417,500 options granted in 2000.

      The following table sets forth information concerning the exercise of stock options during fiscal year 2000 by the Named Executive Officers and the number and value of unexercised stock options at December 31, 2000.

Aggregated Option Exercises in Fiscal Year 2000 and

2000 Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options at Fiscal		Options at Fiscal
	Shares	Value	Year-End (#)		Year-End ($)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Katherine K. Clark	—	—	29,375	33,125	—	—
President and Chief Executive Officer

John D. Hunter	—	—	38,125	—	—	—
Vice President, Business Development

Frederick S. Rolandi, III	—	—	43,750	66,250	—	—
Vice President and Chief Financial Officer

Daniel C. Carayiannis	—	—	42,500	67,500	—	—
Vice President, Worldwide Sales

Bruce E. Lovett	—	—	22,500	67,500	—	—
Vice President, Marketing

James R. Bowerman	—	—	—	75,000	—	—
Vice President, Research and Development

Executive Employment Contracts

      Mr. Fredrick S. Rolandi, III, the Company’s Secretary, Vice President and Chief Financial Officer, has an employment agreement with the Company, dated June 2, 2000 (the “Rolandi Employment Agreement”) which entitles Mr. Rolandi to a minimum base salary of $170,000 and to rights to periodic bonuses, employee and executive benefits made available by the Company generally to its employees and executives.

Severance Arrangements

      Under the Rolandi Employment Agreement, Mr. Rolandi is entitled to certain payments under certain circumstances as a result of a “Change of Control” of the Company (as defined in the Rolandi Employment Agreement). The Rolandi Employment Agreement provides that, in the event Mr. Rolandi’s employment is terminated by the Company or its successor following a Change of Control, or if Mr. Rolandi terminates his employment with the Company or its successor upon or within six months following a Change of Control, Mr. Rolandi shall receive one year’s current salary and target bonus in semi-monthly payments and continuation of benefits during the period in which such salary and bonus payments are made. Notwithstanding the foregoing, Mr. Rolandi shall not be entitled to such salary and bonus payments and continuation of benefits if (i) he has been offered a position with any successor or surviving entity, other than a merely temporary position to assist during a transition period after a Change of Control, with duties comparable to those contemplated under the Rolandi Employment Agreement and a salary and target bonus at least equal to his current salary and target bonus provided under the Rolandi Employment Agreement, (ii) he has accepted such employment and (iii) he remains in the employment of the Company or its successor for at least six months following a Change of Control.

      In addition, on November 2, 2000, the Compensation Committee of the Board approved (the “Severance Resolutions”) certain payments to be made to four executive officers of the Company under certain circumstances as a result of a “Change of Control” of the Company (as defined in the Severance Resolutions). Three of the executive officers are named executive officers of the Company. Pursuant to the Severance Resolutions, if at any time within six months following a Change of Control, the Company or its successor terminates the executive officer’s employment or the executive officer terminates his or her employment as a result of a Constructive Termination (as defined in the Severance Resolutions), then the executive officer is entitled to receive his current salary and a continuation of all benefits for a period of six months following the date of termination.

REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD

OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION
ON EXECUTIVE COMPENSATION

      In accordance with the rules of the SEC, the Compensation Committee and the Board offer this report regarding the executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for fiscal year 2000. This report, as well as the Performance Graph on page 13, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Overview and Philosophy

      The Company’s Compensation Committee is composed of Patrick W. Gross, Dennis J. Bowman and T. Eugene Blanchard, who are non-employee directors of the Company. Among other responsibilities, the Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company’s stock option and stock purchase plans as they relate to, the Company’s officers. The salaries, bonuses and other compensation for Ms. Clark are subject to ratification by the Board. In general, the compensation policies adopted by the Compensation Committee are intended to attract and retain executives capable of enabling the Company to meet its business objectives and motivate the Company’s executives to enhance long-term stockholder value.

Executive Officer Compensation

      The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

      The Compensation Committee intends to periodically review whether changes in the executive compensation program are appropriate. In general, the Compensation Committee intends to continue its present practice of recommending that annual executive cash compensation (base salary and bonus) and option grants be set at levels above the median levels in the software industry, adjusted for the size of the Company, its stage of development, the highly competitive and innovative nature of the software industry and the level of responsibility, experience, performance and significant achievements of the executive officers.

Base Salary

      Over the past few years the Company has moved executive officer base salary to competitive levels relative to the various markets from which the Company attracts executive talent. Competition for senior level talent in the software industry, particularly in the Northern Virginia market, continues to be high. Because of this condition and the Company’s desire to remain competitive, the base salary for executive officers generally is set above the median level of comparable companies.

Cash Incentive Bonus

      The Company pays periodic bonuses to its executive officers based primarily upon the Company’s performance, taking into consideration, in certain instances, individual performance and the other factors noted above.

Stock Option Grants

      The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are subject to vesting over four years, with 25% of the shares vesting at the end of each of the first, second, third, and fourth years following the date of grant. During 2000, 32.3% of the total options granted by the Company were granted to executive officers of the Company, including 18.0% of the total options granted to the Named Executive Officers.

      The option vesting period is designed to encourage employees to work with a long-term view of the Company’s welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

      Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual’s previously granted shares and the number of unvested shares when granting additional stock options.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that stock options granted by the Compensation Committee under the Company’s Stock Incentive Plans with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as “performance-based compensation.”

Chief Executive Officer and Chief Operating Officer Compensation

      During 1999, Katherine K. Clark, a founder of the Company and its Chief Executive Officer, also assumed the role of President. During 2000, Ms. Clark received a base salary of $300,000, and a bonus of $25,000. During 2000, the Compensation Committee evaluated the compensation provided to Ms. Clark.

BOARD OF DIRECTORS:	COMPENSATION COMMITTEE:
Patrick H. McGettigan	Patrick W. Gross
Katherine K. Clark	T. Eugene Blanchard
Dennis J. Bowman	Dennis J. Bowman
T. Eugene Blanchard
James P. Donehey
Patrick W. Gross
Sudhakar V. Shenoy

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

(PROPOSAL 2)

      In February 2001, the Board approved the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001. Audit services performed for the Company during fiscal year ended December 31, 2000 included examination of the Company’s financial statements. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company.

      Price Waterhouse LLP, prior to its merger with Coopers & Lybrand LLP in 1998, served as the Company’s independent accountants since 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

      Fiscal 2000 Audit Firm Fee Summary. During fiscal year 2000, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees	$212,250

Financial Information Systems Design and Implementation Fees	—

All Other Fees	$214,436

      The Audit Committee has determined that the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company incorporates it by specific reference.

      Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2000 with the management of the Company.

      Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be disclosed by SAS 61, as amended (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended (which relates to the accountant’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

      Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

AUDIT COMMITTEE:
T. Eugene Blanchard, Chairman
James P. Donehey
Sudhakar V. Shenoy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION AND CERTAIN TRANSACTIONS

      During 2000, T. Eugene Blanchard, Dennis J. Bowman, and Patrick W. Gross, none of whom is an employee of the Company, served on the Compensation Committee of the Board. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or the Compensation Committee.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      The following graph and table show the cumulative total stockholder return on the Company’s Common Stock compared to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the period between November 18, 1997 (the date the Company’s Common Stock began trading on the Nasdaq National Market) and December 31, 2000. The graph assumes $100 was invested (1) in the Company’s Common Stock, (2) in the Nasdaq Stock Market (U.S.) Index and (3) in the Nasdaq Computer & Data Processing Index, and assumes reinvestment of dividends.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*

AMONG LANDMARK SYSTEMS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

[LINE GRAPH]

	Landmark Systems	NASDAQ Stock Market	NASDAQ Computer &
	Corporation	(U.S.)	Data Processing

11/18/97	100.00	100.00	100.00
12/97	128.57	98.43	95.44
3/98	133.93	115.20	126.10
6/98	123.21	118.38	139.68
9/98	116.07	106.82	131.04
12/98	158.93	138.81	170.26
3/99	129.46	155.67	205.36
6/99	148.21	170.30	213.62
9/99	116.07	174.54	222.47
12/99	149.11	257.98	374.08
3/00	71.43	289.56	369.92
6/00	85.71	251.76	302.27
9/00	58.93	231.69	279.73
12/00	36.61	155.25	173.08

                   *  $100 INVESTED ON 11/18/97 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

     The Nasdaq Stock Market (U.S.) Index has been selected as a broad equity market index. The Nasdaq Computer & Data Processing Index was selected because the Company believes that the index fairly represents the companies generally engaged in the line of business similar to that of Landmark.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common

Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. In 1999, the Company received Section 16(a) reports and written representations that certain reports were not required. The Company believes that during 2000 all reports were filed timely.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Pursuant to rules of the SEC, stockholder proposals intended to be included in the Company’s proxy statement and form of proxy relating to the 2002 annual meeting of the stockholders meeting and presented at that meeting must be received by the Secretary of the Company on or before December 13, 2001 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be sent to 12700 Sunrise Valley Drive, Reston, Virginia, 20191. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company’s 2002 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after February 27, 2002. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in the Company’s proxy materials unless (a) the Company receives notice of such proposal by March 9, 2002, and (b) the conditions set forth in Rule 14-4(c)(2)(i)-(iii) under the Exchange Act are met.

By order of the Board of Directors,

Frederick S. Rolandi, III Secretary

Dated: April 9, 2001

      STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

LANDMARK SYSTEMS CORPORATION

AUDIT COMMITTEE CHARTER

Mission Statement

      The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibility to the shareholders and investment community. The Audit Committee will review the internal control environment, the financial reporting process, the audit process and the Company’s process for monitoring compliance with applicable laws and regulations and with the Company’s Code of Conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company’s business, operations and risks.

Composition of the Audit Committee

      The Audit Committee shall be comprised of at least three directors who are independent of the management of the Company and have no relationship to the Company that, in the opinion of the Board of Directors, may interfere with the exercise of their independence from management and the Company. Each member of the Audit Committee shall be, or will shortly become, financially literate and understand financial statements. At least one member shall possess accounting or related financial management expertise. Members of the Audit Committee will serve for terms of one year. The number of consecutive years a member can serve on the Audit Committee is at the Board of Directors’ discretion.

Responsibilities of the Audit Committee

      The Audit Committee shall meet at least quarterly and have oversight responsibility with respect to:

The Internal Control Environment:

•	Assess whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals understand their roles and responsibilities;

•	Assess whether internal control recommendations made by external auditors have been implemented by management; and

•	Inquire of the external auditors about fraud, illegal acts, deficiencies in internal controls and certain other matters the auditors are required to communicate to the Audit Committee.

The Financial Reporting Process:

  General

•	Review significant accounting and reporting issues, including recent accounting and regulatory pronouncements, and understand their potential impact on the financial statements and the operations of the Company; and

•	Discuss with management and the external auditors the significant risks and exposures and the plans to minimize such risks.

  Interim Financial Statements

•	Be briefed regarding how management develops and summarizes quarterly financial information and the extent to which the external auditors review quarterly financial information;

•	Meet with management and with the external auditors to review the interim financial statements and the results of the review performed by the external auditors;

•	Discuss with management and the external auditors the fairness of the interim financial statements and disclosures, including the quality, not just acceptability, of the Company’s accounting principles;

•	Obtain explanations from management and from the external auditors on whether:

•	Actual financial results for the quarter varied significantly from budgeted or anticipated amounts;

•	Changes in financial ratios, trends and relationships in the interim financial statements are consistent with changes in the Company’s operations;

•	Generally accepted accounting principles have been consistently applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any unusual or significant events or transactions;

•	The Company’s financial and operating controls are functioning effectively; and

•	The interim financial statements contain adequate and appropriate disclosures.

•	Inquire of the external auditors regarding certain matters that the auditors must communicate to the Audit Committee.

  Annual Financial Statements

•	Proactively discuss with management and the external auditors the fairness of the annual financial statements and disclosures, including the quality, not just acceptability, of the Company’s accounting principles, the clarity of the Company’s financial disclosures, and the degree of aggressiveness or conservatism of the Company’s accounting policies and underlying estimates made by management in preparing the financial statements;

•	Review complex and/or unusual transactions;

•	Review the judgmental areas, such as those involving estimates and valuation of assets and liabilities;

•	Meet with management and the external auditors to review the financial statements and the results of the audit;

•	Consider management’s treatment of proposed audit adjustments identified by the external auditors;

•	Review the Management’s Discussion and Analysis and other sections of the Form 10-K before its release and consider whether the information is adequate and consistent with the information known to the Audit Committee about the Company and its operations; and

•	Inquire of the external auditors certain matters that must be communicated to the Audit Committee.

The Engagement and Termination of and the Relationship with External Auditors

•	Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors;

•	Review the external auditors’ proposed scope, approach and objectives of the audit;

•	Review and confirm the independence of the external auditors by (i) reviewing disclosures and the written assertion of their independence as required by professional standards, (ii) reviewing the non-audit services provided by the external auditors, and (iii) discussing any other relationships or matters that may adversely affect the independence, in appearance or fact, of the external auditors; and

•	Maintain an open line of communication with the external auditors, who are accountable to the Board of Directors and the Audit Committee as representatives of shareholders.

Compliance with Laws and Regulations

•	Review the effectiveness of the system of monitoring compliance with laws and regulations and the results of management’s investigation and follow-up, including disciplinary action, on any fraudulent acts or accounting irregularities;

•	Periodically obtain updates from management and general counsel regarding compliance with laws and regulations;

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

•	Review the findings of any examinations or inquires by regulatory agencies such as the Securities and Exchange Commission.

Compliance with the Company’s Code of Conduct

•	Inquire of management whether the code of conduct is formalized in writing and that all employees received;

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

•	Review the program for monitoring compliance with the code of conduct; and

•	Periodically obtain updates from management and general counsel regarding compliance.

Other Responsibilities

•	Meet with the external auditors and management in separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately;

•	Review, with the Company’s general counsel and/or legal counsel as necessary, any legal matters that could have a significant impact on the Company’s financial statements;

•	Perform other oversight functions as requested by the Board of Directors;

•	Review and update the Audit Committee Charter on an annual basis; and

•	Assess the performance of the Audit Committee through a self-assessment process.

Reporting Responsibilities

•	Regularly update the Board of Directors about Audit Committee activities and make appropriate recommendations.

January 2000

LANDMARK SYSTEMS CORPORATION

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2001.

The undersigned appoints Katherine K. Clark and Frederick S. Rolandi, III, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Landmark Systems Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be dated and signed on the reverse side.)

Landmark Systems Corporation, 12700 Sunrise Valley Drive, Reston, Virginia, 20191

SEE REVERSE SIDE

[X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

1.	Election of Directors	FOR [ ]	WITHHELD * [ ]	EXCEPTIONS [ ]	NOMINEES:	Patrick H. McGettigan Patrick W. Gross Dennis J. Bowman Sudhakar V. Shenoy	Katherine K. Clark T. Eugene Blanchard James P. Donehey Marie C. Johns

* Exceptions	INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED AT LEFT

2.	Ratification of selection of PricewaterhouseCoopers LLP as FOR AGAINST ABSTAIN independent accountants [ ] [ ] [ ]

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

	If you plan to attend meeting, please check here	[ ]

	Change of Address and/or Comments mark here	[ ]

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Vote must be indicated (X) in black or blue ink.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

DATED:

SIGNATURE

SIGNATURE